                                                                    Exhibit 10.2

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                                                       EXECUTION


                          CREDIT AND GUARANTY AGREEMENT

                         DATED AS OF SEPTEMBER 27, 2000

                                      AMONG

                               NETWORK PLUS, INC.,

                               NETWORK PLUS CORP.,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
           AS JOINT LEAD ARRANGER, BOOK RUNNER AND SYNDICATION AGENT,

                             FLEET SECURITIES, INC.
                             AS JOINT LEAD ARRANGER,

                            DLJ BRIDGE FINANCE, INC.
                             AS DOCUMENTATION AGENT

                                       AND

                              FLEET NATIONAL BANK,
                  AS COLLATERAL AGENT AND ADMINISTRATIVE AGENT,

            --------------------------------------------------------

                   $225,000,000 SENIOR SECURED CREDIT FACILITY

            --------------------------------------------------------

CREDIT AND GUARANTY AGREEMENT
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                                TABLE OF CONTENTS

                                                                            Page
SECTION 1.  DEFINITIONS AND INTERPRETATION.....................................1
1.1.  DEFINITIONS..............................................................1
1.2.  ACCOUNTING TERMS........................................................29
1.3.  INTERPRETATION, ETC.....................................................29
SECTION 2.  LOANS.............................................................29
2.1.  LOANS...................................................................29
2.2.  PRO RATA SHARES; AVAILABILITY OF FUNDS..................................31
2.3.  USE OF PROCEEDS.........................................................31
2.4.  EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES...........31
2.5.  INTEREST ON LOANS.......................................................32
2.6.  CONVERSION/CONTINUATION.................................................33
2.7.  DEFAULT INTEREST........................................................34
2.8.  FEES....................................................................34
2.9.  PAYMENTS/COMMITMENT REDUCTIONS..........................................35
2.10.  VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS............................35
2.11.  MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS............................36
2.12.  APPLICATION OF PREPAYMENTS/REDUCTIONS..................................38
2.13.  ALLOCATION OF CERTAIN PAYMENTS AND PROCEEDS............................38
2.14.  GENERAL PROVISIONS REGARDING PAYMENTS..................................38
2.15.  RATABLE SHARING........................................................40
2.16.  MAKING OR MAINTAINING EURODOLLAR RATE LOANS............................40
2.17.  INCREASED COSTS; CAPITAL ADEQUACY......................................42
2.18.  TAXES; WITHHOLDING, ETC................................................43
2.19.  OBLIGATION TO MITIGATE.................................................45
2.20.  DEFAULTING LENDERS.....................................................46
2.21.  REMOVAL OR REPLACEMENT OF A LENDER.....................................46
SECTION 3.  CONDITIONS PRECEDENT..............................................47
3.1.  CLOSING DATE............................................................47
3.2.  CONDITIONS TO EACH CREDIT EXTENSION.....................................50
SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................51
4.1.  ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION..............51
4.2.  CAPITAL STOCK...........................................................52
4.3.  DUE AUTHORIZATION.......................................................52
4.4.  NO CONFLICT.............................................................52
4.5.  GOVERNMENTAL CONSENTS...................................................52
4.6.  BINDING OBLIGATION......................................................52
4.7.  HISTORICAL FINANCIAL STATEMENTS.........................................53
4.8.  PROJECTIONS.............................................................53
4.9.  NO MATERIAL ADVERSE CHANGE..............................................53
4.10.  NO RESTRICTED JUNIOR PAYMENTS..........................................53

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4.11.  ADVERSE PROCEEDINGS, ETC...............................................53
4.12.  PAYMENT OF TAXES.......................................................53
4.13.  PROPERTIES.............................................................54
4.14.  ENVIRONMENTAL MATTERS..................................................54
4.15.  NO DEFAULTS............................................................55
4.16.  MATERIAL CONTRACTS.....................................................55
4.17.  GOVERNMENTAL REGULATION................................................55
4.18.  MARGIN STOCK...........................................................55
4.19.  EMPLOYEE MATTERS.......................................................55
4.20.  EMPLOYEE BENEFIT PLANS.................................................56
4.21.  CERTAIN FEES...........................................................56
4.22.  SOLVENCY...............................................................56
4.23.  COMPLIANCE WITH STATUTES, ETC..........................................56
4.24.  DISCLOSURE.............................................................56
SECTION 5.  AFFIRMATIVE COVENANTS.............................................57
5.1.  FINANCIAL STATEMENTS AND OTHER REPORTS..................................57
5.2.  EXISTENCE...............................................................61
5.3.  PAYMENT OF TAXES AND CLAIMS.............................................61
5.4.  MAINTENANCE OF PROPERTIES...............................................62
5.5.  INSURANCE...............................................................62
5.6.  BOOKS AND RECORDS; INSPECTIONS; LENDERS MEETINGS........................62
5.7.  COMPLIANCE WITH LAWS....................................................63
5.8.  ENVIRONMENTAL...........................................................63
5.9.  SUBSIDIARIES............................................................64
5.10.  ADDITIONAL MATERIAL REAL ESTATE ASSETS.................................64
5.11.  CERTAIN POST CLOSING OBLIGATIONS.......................................65
5.12.  FURTHER ASSURANCES.....................................................65
SECTION 6.  NEGATIVE COVENANTS................................................65
6.1.  INDEBTEDNESS............................................................65
6.2.  LIENS...................................................................66
6.3.  EQUITABLE LIEN; NO FURTHER NEGATIVE PLEDGES.............................69
6.4.  RESTRICTED PAYMENTS; RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS...........69
6.5.  INVESTMENTS.............................................................70
6.6.  FINANCIAL COVENANTS.....................................................71
6.7.  FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS................71
6.8.  DISPOSAL OF SUBSIDIARY INTERESTS........................................72
6.9.  SALES AND LEASE-BACKS...................................................72
6.10.  SALE OR DISCOUNT OF RECEIVABLES........................................73
6.11.  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES..........................73
6.12.  CONDUCT OF BUSINESS....................................................73
6.13.  AMENDMENTS OR WAIVERS WITH RESPECT TO RELATED AGREEMENTS...............73
6.14.  DISPOSITION OF LICENSES, ETC...........................................73
6.15.  FISCAL YEAR............................................................74

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SECTION 7.  GUARANTY..........................................................74
7.1.  GUARANTY OF THE OBLIGATIONS.............................................74
7.2.  CONTRIBUTION BY GUARANTORS..............................................74
7.3.  PAYMENT BY GUARANTORS...................................................75
7.4.  LIABILITY OF GUARANTORS ABSOLUTE........................................75
7.5.  WAIVERS BY GUARANTORS...................................................77
7.6.  GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC....................78
7.7.  SUBORDINATION OF OTHER OBLIGATIONS......................................78
7.8.  CONTINUING GUARANTY.....................................................78
7.9.  AUTHORITY OF GUARANTORS OR COMPANY......................................79
7.10.  FINANCIAL CONDITION OF COMPANY.........................................79
7.11.  BANKRUPTCY, ETC........................................................79
7.12..........................................................................80
DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR..................................80
SECTION 8.  EVENTS OF DEFAULT.................................................80
8.1.  EVENTS OF DEFAULT.......................................................80
SECTION 9.  AGENTS............................................................83
9.1.  APPOINTMENT OF AGENTS...................................................83
9.2.  POWERS AND DUTIES.......................................................84
9.3.  GENERAL IMMUNITY........................................................84
9.4.  AGENTS ENTITLED TO ACT AS LENDER........................................85
9.5.  LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.................85
9.6.  RIGHT TO INDEMNITY......................................................86
9.7.  SUCCESSOR ADMINISTRATIVE AGENT..........................................86
9.8.  COLLATERAL DOCUMENTS AND GUARANTY.......................................87
SECTION 10.  MISCELLANEOUS....................................................87
10.1.  NOTICES................................................................87
10.2.  EXPENSES...............................................................88
10.3.  INDEMNITY..............................................................88
10.4.  SET-OFF................................................................89
10.5.  AMENDMENTS AND WAIVERS.................................................89
10.6.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.................................91
10.7.  INDEPENDENCE OF COVENANTS..............................................93
10.8.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.................94
10.9.  NO WAIVER; REMEDIES CUMULATIVE.........................................94
10.10.  MARSHALLING; PAYMENTS SET ASIDE.......................................94
10.11.  SEVERABILITY..........................................................94
10.12.  ENTIRE AGREEMENT......................................................94
10.13.  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS............95
10.14.  HEADINGS..............................................................95
10.15.  APPLICABLE LAW........................................................95
10.16.  CONSENT TO JURISDICTION...............................................95
10.17.  WAIVER OF JURY TRIAL..................................................95

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10.18.  CONFIDENTIALITY.......................................................96
10.19.  USURY SAVINGS CLAUSE..................................................96
10.20.  COUNTERPARTS; EFFECTIVENESS...........................................97

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APPENDICES:    A        Commitments
               B        Notice Addresses

SCHEDULES:     1.1        Certain Account Debtors
               4.1        Jurisdictions of Organization and Qualification
               4.2        Capital Stock and Ownership
               4.5        Governmental Consents
               4.13       Real Estate Assets
               4.16       Material Contracts
               5.11       Post Closing Obligations
               6.1        Certain Indebtedness
               6.2        Certain Liens
               6.5        Certain Investments
               6.6(a)     Minimum Revenues
               6.6(b)     Minimum Access Lines
               6.6(c)     Profitability
               6.6(f)     Maximum Days Sales Outstanding
               6.6(g)     Maximum Consolidated Capital Expenditures
               6.9        Sale and Leaseback Transactions
               6.11       Certain Affiliate Transactions

EXHIBITS:      A-1        Funding Notice
               A-2        Conversion/Continuation Notice
               B          Note
               C          Compliance Certificate
               D          Opinions of Counsel
               E          Assignment Agreement
               F          Certificate Re Non-Bank Status
               G-1        Closing Date Certificate
               G-2        Solvency Certificate
               H          Counterpart Agreement
               I          Pledge and Security Agreement
               J          Mortgage
               K          Landlord Personal Property Collateral Access Agreement
               L          Acknowledgment Letter
               M          Borrowing Base Certificate

CREDIT AND GUARANTY AGREEMENT
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

                          CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of September 27, 2000 is entered into by and among NETWORK PLUS, INC., a Massachusetts corporation ("COMPANY"), NETWORK PLUS CORP., a Delaware corporation ("HOLDINGS"), the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as a Joint Lead Arranger (in such capacity, a "JOINT LEAD ARRANGER"), Book Runner (in such capacity, "BOOK RUNNER") and as Syndication Agent (in such capacity, "SYNDICATION AGENT"), FLEET SECURITIES, INC., ("FLEET SECURITIES"), as a Joint Lead Arranger (in such capacity, a "JOINT LEAD ARRANGER"), DLJ BRIDGE FINANCE, INC., as Documentation Agent (in such capacity, "DOCUMENTATION AGENT") and FLEET NATIONAL BANK, as Administrative Agent (together with its permitted successors and assigns in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successors and assigns in such capacity, "COLLATERAL AGENT").

                                    RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in the foregoing preamble and Section 1.1 hereof;

     WHEREAS, Lenders have agreed to extend a credit facility to Company, in an aggregate amount equal to $225,000,000, the proceeds of which will be used, (i) to provide purchase money financing for the cost of design, development, acquisition, construction, installation, improvement, transportation or integration of equipment, inventory or network assets, and (ii) for working capital and general corporate and other purposes of Company and its Subsidiaries;

     WHEREAS, Company has agreed to secure all of its obligations hereunder by granting to Collateral Agent, for the benefit of Secured Parties (as defined in the Pledge and Security Agreement), a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock held by Company of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries (other than the Australian Subsidiary); and

     WHEREAS, each Guarantor has agreed to guarantee the obligations of Company hereunder and to secure its Obligations hereunder by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of its Domestic Subsidiaries (including Company).

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "ACCESS LINES" shall mean the total number of installed on- switch local business lines that provide service to a customer of Company and its Subsidiaries.

          "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Company arising out of the sale or lease of goods, the sale or lease of General Intangibles relating to the provision of telecommunications services, or the rendition of services by Company, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "ACCOUNT DEBTORS" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, General Intangible, or Negotiable Collateral.

          "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/16 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/16 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/16 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Fleet for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one MINUS (b) the Applicable Reserve Requirement.

          "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

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

          "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          "AFFECTED LENDER" as defined in Section 2.16(b).

          "AFFECTED LOANS" as defined in Section 2.16(b).

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Agent nor any Lender shall be deemed Affiliates of any Credit Party, by virtue of the security interests granted under the Pledge and Security Agreement.

          "AGENT" means each of GSCP (in its capacity as Joint Lead Arranger, Book Runner and Syndication Agent), Administrative Agent, Documentation Agent and Collateral Agent.

          "AGGREGATE AMOUNTS DUE" as defined in Section 2.15.

          "AGGREGATE PAYMENTS" as defined in Section 7.2.

          "AGREEMENT" means this Credit and Guaranty Agreement, dated as of September 27, 2000 as it may be amended, supplemented or otherwise modified from time to time.

CREDIT AND GUARANTY AGREEMENT
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

          "APPLICABLE MARGIN" means a percentage per annum, determined by reference to the time periods set forth in the table below:

========================================================================================================
                                                 APPLICABLE MARGIN                    APPLICABLE MARGIN
                PERIOD                       FOR EURODOLLAR RATE LOANS               FOR BASE RATE LOANS
--------------------------------------------------------------------------------------------------------
  Closing Date through June 30, 2001                   6.50%                                4.00%
--------------------------------------------------------------------------------------------------------
  July 1, 2001 through September 30,                   7.25%                                4.75%
                 2001
--------------------------------------------------------------------------------------------------------
 October 1, 2001 through December 31,                  8.00%                                5.50%
                 2001
--------------------------------------------------------------------------------------------------------
January 1, 2002 through March 31, 2002                 8.75%                                6.25%
--------------------------------------------------------------------------------------------------------
  April 1, 2002 through the Maturity                   9.50%                                7.00%
                 Date
========================================================================================================

          "APPLICABLE PREMIUM PERCENTAGE" means a percentage in effect from time to time as set forth below:


==============================================================================================
      PERIOD AFTER          APPLICABLE PREMIUM PERCENTAGE    APPLICABLE PREMIUM PERCENTAGE FOR
    THE CLOSING DATE            FOR LOAN PREPAYMENTS              FOR COMMITMENT REDUCTIONS
----------------------------------------------------------------------------------------------
       0-6 months                       1.00%                             2.00%
----------------------------------------------------------------------------------------------
       6-12 months                      0.50%                             1.50%
----------------------------------------------------------------------------------------------
      12-18 months                      0.00%                             0.75%
==============================================================================================

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

          "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect, to the extent not already included in the foregoing provisions, any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "ASSET SALE" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings' Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business, including fiber capacity sales constituting revenue in accordance with GAAP (other than sales of fiber capacity carrying traffic for the Company's customers), (ii) disposals of obsolete, worn out or surplus property, and (iii) sales of other assets for aggregate consideration of less than $1,000,000 (excluding any sales of the common stock of NorthPoint Communications Group, Inc.) with respect to any transaction or series of related transactions and less than $5,000,000 (including any sales of the common stock of NorthPoint Communications Group, Inc.) in the aggregate during any Fiscal Year.

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

          "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of EXHIBIT E, with such amendments or modifications as may be approved by Administrative Agent.

          "AUSTRALIAN SUBSIDIARY" means International Software Developers Australia Pty Ltd., an entity organized under the laws of Australia.

          "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief operating officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice or demand of any kind.

          "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "BENEFICIARY" means each Agent, Lender and Lender Counterparty.

          "BOOK RUNNER" as defined in the preamble hereto.

          "BORROWING BASE AMOUNT" means, at any date of determination, the sum of (i) 80% of Eligible Accounts Receivable PLUS (ii) 70% of Eligible Unbilled Accounts PLUS(iii) Eligible Net Property, all as reflected on the most recently delivered Borrowing Base Certificate.

          "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT M attached hereto, with such modification to form and presentation as Administrative Agent may reasonably request from time to time, delivered by Company pursuant to Sections 3.1(t) and 5.1(e).

          "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any Eurodollar Rate Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

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

          "BUSINESS PLAN" means the fully funded business plan for Holdings and its Subsidiaries for the period from Fiscal Year 2000 through and including Fiscal Year 2008 (with Fiscal Years 2000 and 2001 detailed by Fiscal Quarter) delivered to Lenders pursuant to Section 3.1(i).

          "CALL DATA RECORD" means a computer record evidencing a telephony or internet protocol transaction for which Company is entitled to receive payment from its Account Debtors.

          "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of any Person during such period that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the statement of cash flows of such Person. Notwithstanding the foregoing, the term "Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds made in accordance with Sections 2.11(a) and
(b).

          "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "CASH" means money, currency or a credit balance in any demand or Deposit Account.

          "CASH EQUIVALENTS" means (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

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          "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT F.

          "CHANGE OF CONTROL" means, at any time, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Permitted Holders (a) shall have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (ii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; (iii) the Permitted Holders shall cease to own and control, directly and of record, more than 50% of the issued and outstanding common stock of Holdings; or (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

          "CLOSING DATE" means the date on or before September 27, 2000 on which the conditions set forth in Section 3.1 have being satisfied.

          "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of EXHIBIT G-1.

          "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.1(g).

          "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "COLLATERAL AGENT" means the institution serving as such under the Pledge and Security Agreement.

          "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the Landlord Personal Property Collateral Access Agreements and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

          "COMDISCO" means Comdisco, Inc.

          "COMMITMENT" means the commitment of a Lender to make or otherwise fund a Loan to Company and "COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Commitment, if any is set forth in APPENDIX A or in the applicable Assignment

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Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $225,000,000.

          "COMMITMENT PERIOD" means the time period commencing on the Closing Date through and including the Commitment Termination Date.

          "COMMITMENT TERMINATION DATE" means the earlier to occur of (i) the date the Commitments are permanently reduced to zero pursuant to Sections 2.10 or 2.11 and (ii) the date of the termination of the Commitments pursuant to
Section 8.1.

          "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended (including, without limitation, pursuant to the Telecommunications Act of 1996), or any successor statute or statutes thereto, and all regulations thereunder, in each case as from time to time in effect.

          "COMMUNICATIONS LICENSE" means any license, authorization, certification, waiver or permit required from the FCC, any PUC or any other relevant Governmental Authority acting under applicable law or regulations pertaining to or regulating Holding's, Company's or their Subsidiaries' telecommunications business.

          "COMPANY" as defined in the preamble hereto.

          "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of EXHIBIT C.

          "CONSOLIDATED EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, and (e) total amortization expense, all of the foregoing as determined in conformity with GAAP.

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all Capital Expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis, in accordance with GAAP.

          "CONSOLIDATED GROSS PP&E" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified, in conformity with GAAP, as property, plant, equipment or similar items reflected on the consolidated balance sheet of Holdings and its Subsidiaries.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed

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

with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, MINUS, to the extent included in net income under clause (i), (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

          "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

          "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of EXHIBIT A-2.

          "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of EXHIBIT H delivered by a Credit Party pursuant to Section 5.9.

          "CREDIT DATE" means the date of a Credit Extension.

          "CREDIT DOCUMENT" means any of this Agreement, the Notes, the Collateral Documents and all other documents, instruments or agreements executed and delivered by a Credit Party for the

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benefit of Agents or any Lender in connection herewith, including Hedge
Agreements with any Lender Counterparty, in each case as may be amended, supplemented or otherwise modified from time to time.

          "CREDIT EXTENSION" means the making of a Loan.

          "CREDIT PARTY" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

          "CUMULATIVE CONSOLIDATED CAPITAL EXPENDITURES" means, as of the date of determination, the aggregate amount of all Consolidated Capital Expenditures since July 1, 2000.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

          "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

          "DEFAULT PERIOD" as defined in Section 2.20.

          "DEFAULTING LENDER" as defined in Section 2.20.

          "DEFAULTED LOAN" as defined in Section 2.20.

          "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DOCUMENTATION AGENT" as defined in the preamble hereto.

          "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

          "DOMESTIC SUBSIDIARY" means with respect to any Person, any Subsidiary of such Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

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          "ELIGIBLE ACCOUNTS RECEIVABLE" means those Accounts created by Company in the ordinary course of business, that arise out of Company's sale of goods, sale of General Intangibles relating to the providing of telecommunication services, or rendition of services, that comply in all material respects with each and all of the representations and warranties respecting Accounts made by Company to Administrative Agent in the Credit Documents. Eligible Accounts Receivable shall not include the following:

     (a) Accounts with respect to an Account Debtor that has failed to pay within 90 days of invoice date of any such Accounts;

     (b) Accounts with respect to which the Account Debtor is an Affiliate of Company;

     (c)  Accounts that are not payable in Dollars;

     (d) Accounts with respect to which the Account Debtor: (i) does not maintain a significant business office in the United States, or (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, reasonably satisfactory to Administrative Agent;

     (e) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Company has complied, to the satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

     (f) Accounts with respect to which the Account Debtor is a creditor of Company (to whom Company's obligations exceed $25,000), has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such setoff, dispute, or claim;

     (g) Accounts with respect to an Account Debtor whose total obligations to Company exceed (i) as to those Account Debtors listed on SCHEDULE 1.1, 20% of all Eligible Accounts Receivable, or (ii) as to any other Account Debtor, 10% of all Eligible Accounts Receivable, in each case, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

     (h) Accounts with respect to which the Account Debtor is or reasonably could be expected to become subject to any insolvency, bankruptcy or similar proceeding or reorganization, or becomes insolvent, or goes out of business;

     (i) Accounts with respect to which the telecommunications services giving rise to such Account have not been provided to and utilized by the Account Debtor, or any services giving rise to

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

such Account have not been performed, consumed, or utilized by the Account Debtor, or the Account does not otherwise represent a final sale;

     (j) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a "BUSINESS ACTIVITY REPORT" or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Company has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a "NOTICE OF BUSINESS ACTIVITIES REPORT" with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

     (l) Accounts that have not yet been billed to the Account Debtor (provided that such Accounts may qualify as Eligible Unbilled Accounts if they otherwise meet the criteria applicable thereto);

     (m) Accounts not subject to a valid, enforceable and First Priority perfected Lien in favor of Collateral Agent;

     (n) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Company of the subject contract for goods or services; and

     (o) Accounts which the Administrative Agent, in the exercise of its reasonable discretion, determines to be ineligible (it being understood that Administrative Agent shall endeavor to use commercially practicable efforts to give prompt notice of any such determination to Company; provided that, should such determination cause a prepayment pursuant to Section 2.11(e), such determination shall not take effect until ten days after the Administrative Agent provides notice of the determination).

          "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity or trust that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; PROVIDED, no Affiliate of Holdings shall be an Eligible Assignee.

          "ELIGIBLE NET PROPERTY" means 50% of the book value (net of accumulated depreciation) of all property, plant and equipment (excluding (i) the book value of leased fiber and (ii) the greater of (A) the book value (net of accumulated depreciation) of all property, plant and equipment subject to Capital Leases or purchase money financing (including without limitation, with respect to Company's equipment financing with Comdisco), other than in connection herewith, and (B) the face amount of Company's Capital Leases and purchase money financing, other than in connection herewith, in each case with accrued interest thereon as of the date of determination) subject to a valid, enforceable and First Priority perfected Lien in favor of Collateral Agent.

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          "ELIGIBLE UNBILLED ACCOUNT" means, as of any date of determination, an
Account of Company that (a) resulted from a transaction that occurred prior to the date of determination and with respect to which Company has an existing call transaction record in a format that is capable of being billed by Company to its customer in accordance with Company's usual billing methods for Accounts but that has not yet been billed and invoiced to such customer, (b) does not relate to a Call Data Record received by Company more than 180 days prior to the date of determination, and (c) in all other respects would qualify as an Eligible Accounts Receivable but for the fact that it has not yet been billed and invoiced to Company's customer. Eligible Unbilled Accounts shall be net of contra accounts in accordance with clause (f) of the definition of "Eligible Accounts Receivable." If an Account that, immediately prior to being billed and invoiced, was an Eligible Unbilled Account, then is billed and invoiced, it thereupon shall cease to be an Eligible Unbilled Account, and it shall become an Eligible Accounts Receivable if it then meets the criteria applicable thereto.

          "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any

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of its Subsidiaries shall continue to be considered an ERISA Affiliate of
Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

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          "EVENT OF DEFAULT" means each of the conditions or events set forth in
Section 8.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

          "FAIR SHARE" as defined in Section 7.2.

          "FAIR SHARE SHORTFALL" as defined in Section 7.2.

          "FAMILY MEMBER" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

          "FAMILY TRUST" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

          "FCC" means the Federal Communications Commission.

          "FEC SECURITY AGREEMENT" means that certain Security Agreement, dated October 21, 1999, by and between the Company and FEC Telecom, Inc., a Delaware corporation, as in effect on the date hereof.

          "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

          "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the

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periods indicated, subject (in the case of unaudited financial statements) to changes resulting from audit and normal year-end adjustments and the absence of footnotes.

          "FINANCIAL PLAN" as defined in Section 5.1(k).

          "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

          "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

          "FLEET" means Fleet National Bank.

          "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Administrative Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary that is not a Domestic Subsidiary.

          "FUNDING DEFAULT" as defined in Section 2.20.

          "FUNDING GUARANTORS" as defined in Section 7.2.

          "FUNDING NOTICE" means a notice substantially in the form of EXHIBIT A-1.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

          "GENERAL INTANGIBLES" means all of Company's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and any tax refund claims), other than goods, Accounts and Negotiable Collateral.

          "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

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          "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "GRANTOR" as defined in the Pledge and Security Agreement.

          "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

          "GUARANTOR" means each of Holdings and each Domestic Subsidiary of Holdings (other than Company).

          "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

          "GUARANTY" means the guaranty of each Guarantor set forth in Section
7.

          "HALE SUBORDINATION AGREEMENT" means a subordination agreement, in form and substance satisfactory to each Lender, executed by Robert T. Hale, Jr. and Company to Administrative Agent for the benefit of the Lenders.

          "HALES" means, individually and collectively, Robert T. Hale, Sr. and Robert T. Hale, Jr.

          "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or

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otherwise in the ordinary course of Holdings' or any of its Subsidiaries'
businesses and not for speculative purposes.

          "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for Fiscal Year 1999, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (ii) the unaudited financial statements of Holdings and its Subsidiaries for the period from December 31, 1999 through the month completed no less than thirty five (35) days prior to the Closing Date, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clause (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "HOLDINGS" as defined in the preamble hereto.

          "INCREASED-COST LENDERS" as defined in Section 2.21.

          "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases (including, without limitation, all obligations under leases of fiber capacity) that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any undrawn letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or

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otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement or Currency Agreement, whether entered into for hedging or speculative purposes; PROVIDED, in no event shall obligations under any Interest Rate Agreement or Currency Agreement be deemed "Indebtedness" for any purpose under
Section 6.6.

          "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

          "INDEMNITEE" as defined in Section 10.3.

          "INTELLECTUAL PROPERTY" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

          "INTERCONNECTION AGREEMENT" means any agreement entered into with an incumbent provider of local exchange telephone service in accordance with Sections 251 and 252 of the Communications Act.

          "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur

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after the Closing Date and Maturity Date; and (ii) any Eurodollar Rate Loan, the
last day of each Interest Period applicable to such Loan; PROVIDED, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; PROVIDED, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

          "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

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          "INVESTMENT PROPERTY" means "investment property" as that term is defined in Section 9-115 of the UCC

          "JOINT LEAD ARRANGER" as defined in the preamble hereto.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company, or other legal form; PROVIDED, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient to enable Collateral Agent to obtain a Title Policy with respect to such Mortgage.

          "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Personal Property Collateral Access Agreement substantially in the form of EXHIBIT K, with such amendments or modifications as may be approved by Collateral Agent.

          "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

          "LEC" means a local exchange carrier or telephone company that provides "basic" (as defined by the FCC) telecommunications services to its customers from whom Company may receive payments with respect to Accounts.

          "LENDER" means each financial institution that becomes a Lender under this Agreement as of the Closing Date together with each such institution's successors and permitted assigns.

          "LENDER COUNTERPARTY" means each Lender or any Affiliate thereof counterparty to a Hedge Agreement.

          "LIEN" means (i) any lien, claim, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

          "LOANS" means any loan made by Lender to Company pursuant to Section 2.1(a) of this Agreement.

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          "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Loans of such Lender; PROVIDED, at any time prior to the making of the initial Loans, the Loan Exposure of any Lender shall be equal to such Lender's Commitment.

          "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights and remedies available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document; or (v) the Collateral Agent's Liens, on behalf of Secured Parties on the Collateral or the priority of such Liens (except as affected by Permitted Liens).

          "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MATERIAL REAL ESTATE ASSET" means (a) any fee-owned Real Estate Assets having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $1,000,000 per annum and (c) any Real Estate Assets that the Administrative Agent has reasonably determined are material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any Subsidiary thereof, including Company.

          "MATURITY DATE" means the earlier of (i) June 30, 2002 and (ii) the date that all Loans shall otherwise become due and payable in full hereunder, whether by acceleration or otherwise.

          "MAXIMUM DAYS SALES OUTSTANDING" means (A) (i) the accounts receivable of Company as of the end of a Fiscal Quarter DIVIDED by (ii) annualized revenues for such Fiscal Quarter MULTIPLIED by (B) 360.

          "MOODY'S" means Moody's Investor Services, Inc.

          "MORTGAGE" means a mortgage, deed of trust or similar instrument, substantially in the form of EXHIBIT J, as it may be amended, supplemented or otherwise modified from time to time.

          "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

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          "NAIC" means The National Association of Insurance Commissioners, and
any successor thereto.

          "NEGOTIABLE COLLATERAL" means, all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper and books relating to any of the foregoing.

          "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, MINUS (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale.

          "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries
(a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, MINUS (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

          "NON-US LENDER" as defined in Section 2.18(c).

          "NOTE" means a promissory note in the form of EXHIBIT B, as it may be amended, supplemented or otherwise modified from time to time.

          "NOTICE" means a Funding Notice or a Conversion/Continuation Notice.

          "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates (including, without limitation, all former Agents, Lenders or Lender Counterparties) under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing

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of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

          "OBLIGEE GUARANTOR" as defined in Section 7.7.

          "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "PERMITTED ACQUISITION" means any acquisition by the Company or any of its Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; PROVIDED,

               (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

               (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

               (iii) in the case of the acquisition of Capital Stock, (A) all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law), acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by the Company or a Guarantor Subsidiary thereof, and (B) Holdings and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 5.9, as applicable;

               (iv) Holdings and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such acquisition,
     Section 6.6;

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               (v)  Company shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing pro forma compliance with Section 6.6, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate pro forma compliance with Section 6.6;

               (vi) any Person or assets or division as acquired in accordance herewith shall be in same or related business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date or such other lines of business as may be consented to by Requisite Lenders; and

               (vii) the aggregate purchase price (whether cash, equity, indebtedness (incurred or assumed), or a combination thereof) paid in connection with all such acquisitions since the Closing Date does not exceed $5,000,000.

          "PERMITTED HOLDERS" means the Hales, their respective Family Members, and their respective Family Trusts.

          "PERMITTED LIENS" means each of the Liens permitted pursuant to
Section 6.2.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of EXHIBIT I, as it may be amended, supplemented or otherwise modified from time to time.

          "PREMIUM" as defined in Section 2.12(c)

          "PRIME RATE" means the variable per annum rate of interest so designated from time to time by the Administrative Agent or any successor thereto, as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          "PRINCIPAL OFFICE" means such Person's "Principal Office" as set forth on APPENDIX B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

          "PROJECTIONS" as defined in Section 4.8.

          "PRO RATA SHARE" means, with respect to all payments, computations and other matters relating to the Commitment or the Loans of any Lender, the percentage obtained by dividing (x) the

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

Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders Loan Exposure. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in APPENDIX A.

          "PUC" means, with respect the any state, the public utilities commission, public service commission or other state Governmental Authority with responsibility for telecommunications regulation in such state and/or having telecommunications regulatory jurisdiction over Holdings, Company or any of its Subsidiaries, or any of their respective business, operations or assets. "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

          "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

          "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

          "REGISTER" as defined in Section 2.4(b).

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "RELATED AGREEMENTS" means the FEC Security Agreement and all agreements with respect to the Comdisco equipment financing.

          "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          "REPLACEMENT LENDER" as defined in Section 2.21.

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          "REQUISITE LENDERS" means two or more Lenders having or holding Loan
Exposure representing more than 50% of the aggregate Loan Exposure of all Lenders.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding.

          "REVENUES" means, for any Fiscal Quarter, the gross revenues of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

          "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of EXHIBIT G-2.

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this

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definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; PROVIDED, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

          "SYNDICATION AGENT" as defined in the preamble hereto.

          "SYSTEMS" means any of the computer hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Holdings and its Subsidiaries.

          "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

          "TERMINATED LENDER" as defined in Section 2.21.

          "TOTAL CAPITALIZATION" means the sum of (a) Consolidated Total Debt and (b) paid-in-equity capital (including preferred stock) and excluding any accumulated deficits resulting from operations.

          "TOTAL UTILIZATION OF COMMITMENTS" means, as of any date of determination, the sum of the aggregate outstanding principal amount of all Loans.

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          "TRANSACTION COSTS" means the fees, costs and expenses payable by
Company on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

          "TYPE OF LOAN" means a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "UCC QUESTIONNAIRE" means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

     1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

     1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS

     2.1. LOANS.

          (a) LOANS. During the Commitment Period, subject to the terms and conditions hereof, each Lender holding a Commitment severally agrees to make Loans to Company in the aggregate amount up to but not exceeding such Lender's Commitment; PROVIDED, HOWEVER, the aggregate amount of Loans outstanding at any one time shall not exceed the lesser of (i) the aggregate Commitments and (ii) the Borrowing Base. Company may make one or more drawings on the Commitments during the Commitment Period. Subject to Sections 2.9, 2.10 and 2.11, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date. Subject to Section 2.11, each Lender's Commitment shall terminate immediately and without further action upon the funding in full of such Lender's Commitment. Any amounts borrowed under this Section

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2.1(a) and subsequently repaid or prepaid may not be re-borrowed; PROVIDED that, notwithstanding the foregoing, any prepayments by Borrower pursuant to Sections 2.11(a), 2.11(b) or 2.11(e)(i) shall reinstate Commitments by the amount of such prepayment and Loans may subsequently be made in the amount of such reinstated Commitments in accordance with the terms of this Agreement.

          (b)  BORROWING MECHANICS FOR LOANS.

               (i) Loans shall be made in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

               (ii) Whenever Company desires that Lenders make Loans, Company shall deliver to Administrative Agent telephonic notice, followed by a fully executed and delivered (A) Funding Notice, (B) Borrowing Base Certificate and
(C) in the case of the initial drawing, a Compliance Certificate as of the most recently completed Fiscal Quarter, in each case no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Commitments at any time exceed the Borrowing Base Amount then in effect (determined on the date on which Administrative Agent has most recently received a Borrowing Base Certificate) and in no event shall the Total Utilization of Commitments exceed the amount of all Commitments then in effect.

               (iii) Notice of receipt of each Funding Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, the Type of Loan being funded together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Company.

               (iv) Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company not later than 2:00 p.m. (New York City time) on the applicable Credit Date.

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     2.2. PRO RATA SHARES; AVAILABILITY OF FUNDS.

          (a) PRO RATA SHARES. All Loans shall be made, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder required hereby.

          (b) AVAILABILITY OF FUNDS. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     2.3. USE OF PROCEEDS. The proceeds of the Loans shall be used by Company to
(y) to provide purchase money financing for the cost of design, development, acquisition, construction, installation, improvement, transportation or integration of equipment, inventory, and network assets and (z) for general corporate purposes, and working capital financing for Company and its Domestic Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

     2.4. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

          (a) LENDERS' EVIDENCE OF DEBT. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be prima facie evidence, absent manifest error; PROVIDED, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations

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

in respect of any applicable Loans; and PROVIDED FURTHER, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (b) REGISTER. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any Loan. Company hereby designates Fleet to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Company hereby agrees that, to the extent Fleet serves in such capacity, Fleet and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

          (c) NOTES. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Loans.

     2.5. INTEREST ON LOANS.

          (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

               (ii) if a Eurodollar Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

          (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

          (c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate

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

Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate
Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate
Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

          (d) Interest payable pursuant to Section 2.5(a) shall be computed (v) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (vi) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (vii) each Interest Payment Date applicable to that Loan; (viii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (ix0 at maturity, including final maturity; PROVIDED, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     2.6. CONVERSION/CONTINUATION.

          (a) Subject to Section 2.16 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

               (x) to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; PROVIDED, a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.16(c) in connection with any such conversion; or

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

               (xi) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

          (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     2.7. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); PROVIDED, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.8. FEES.

          (a) Company agrees to pay to Lenders through Administrative Agent a commitment fee equal to (1) the average daily unused Commitments of such Lender during the preceding quarter multiplied by (2) 0.50% per annum. The aforementioned fee shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

          (b) The fee referred to in Section 2.8(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the first such date to occur after the Closing Date and (ii) on the Commitment Termination Date.

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

          (c) On each Credit Date, Company agrees to pay to Lenders a fee equal to (1) the aggregate amount of Loans made available to Company on such Credit Date (other than re-borrowings of amounts previously prepaid pursuant to Sections 2.11(a), 2.11(b) and 2.11(e)) multiplied by (2) 1.00%. The aforementioned fee shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

          (d) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon by Company and such Agents thereby.

     2.9. PAYMENTS/COMMITMENT REDUCTIONS. The principal amounts of the Loans, together with all other amounts owed hereunder with respect thereto, shall be permanently repaid in full no later than the Maturity Date, subject to any voluntary or mandatory reduction or prepayments of the Commitments and/or the Loans in accordance with Sections 2.10, 2.11 and 2.12.

     2.10. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

          (a)  VOLUNTARY PREPAYMENTS.

               (xii) Any time and from time to time:

                    (1) with respect to Base Rate Loans, Company may prepay, any such Loans on any Business Day in whole or in part; PROVIDED, any such partial prepayments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

                    (2) with respect to Eurodollar Rate Loans, Company may prepay (subject to Section 2.16) any such Loans on any Business Day in whole or in part; PROVIDED, any such partial prepayments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (xiii) All such prepayments shall be made:

                    (1) upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans; and

                    (2) upon not less than three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

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

          (b)  VOLUNTARY COMMITMENT REDUCTIONS.

               (i) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; PROVIDED, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share thereof.

     2.11. MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

          (a) ASSET SALES. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or permanently reduce the Commitments in accordance with Section 2.12(a) in an aggregate amount equal to such Net Asset Sale Proceeds; PROVIDED, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds, up to an aggregate $5,000,000 from the Closing Date through the applicable date of determination, within two hundred seventy (270) days of receipt thereof in long-term productive assets of the general type used in the business of Company and its Subsidiaries. During the period between the receipt of Net Asset Sale Proceeds and the investment of Net Assets Sale Proceeds in accordance with the proviso in the immediately preceding sentence, the Company may prepay, subject to Section 2.12(c), any outstanding Loans (and, concurrently therewith, the Commitments shall be increased by the amount thereof) and subsequently re-borrow such amount, without any fee pursuant to Section 2.8(c), for the purpose of making such investment.

          (b) INSURANCE/CONDEMNATION PROCEEDS. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or permanently reduce the Commitments in accordance with Section 2.12(a) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; PROVIDED, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds, up to an aggregate $5,000,000 from the Closing Date through the applicable date of determination, within two hundred seventy
(270) days of receipt thereof in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof. During the period between the receipt of Net Insurance/Condemnation

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

Proceeds and the investment of Net Insurance/Condemnation Proceeds in accordance with the proviso in the immediately preceding sentence, the Company may prepay, subject to Section 2.12(c), any outstanding Loans (and, concurrently therewith, the Commitments shall be increased by the amount thereof) and subsequently re-borrow such amount, without any fee pursuant to Section 2.8(c), for the purpose of making such investment.

          (c) ISSUANCE OF EQUITY SECURITIES. On the date of receipt by Holdings of any Cash proceeds from a capital contribution to, or the issuance of, any Capital Stock of Holdings or any of its Subsidiaries (other than pursuant to any warrants, employee stock or stock option compensation plan), Company shall prepay the Loans and/or permanently reduce the Commitments in accordance with
Section 2.12(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

          (d) ISSUANCE OF DEBT. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans and/or permanently reduce the Commitments in accordance with Section 2.12(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

          (e) COMMITMENT LIMITS. Company shall from time to time prepay the Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the lesser of (i) the Borrowing Base Amount then in effect (determined on the date on which Administrative Agent has most recently received a Borrowing Base Certificate) and (ii) the Commitments then in effect; PROVIDED that, in the case of prepayments pursuant to clause (i) no Premium shall be payable with respect thereto pursuant to Section 2.12(c). Any prepayments made pursuant to clause (i) above shall, concurrently therewith, increase Commitments by the amount thereof and may subsequently be re-borrowed, without any fee pursuant to Section 2.8(c), in accordance with the provisions of this Agreement.

          (f) PREPAYMENT CERTIFICATE. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to Sections 2.11(a) through 2.11(d), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced) in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

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     2.12. APPLICATION OF PREPAYMENTS/REDUCTIONS.

          (a) APPLICATION OF MANDATORY PREPAYMENTS. Any amount required to be paid pursuant to Sections 2.11(a) through 2.11(d) shall be applied FIRST to prepay Loans and SECOND to reduce Commitments.

          (b) APPLICATION OF PREPAYMENTS OF LOANS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.16(c).

          (c) PREPAYMENT/REDUCTION PREMIUM. Notwithstanding anything herein to the contrary but subject to the provisions set forth in Section 2.11(e), upon any prepayment of any Loan or any reduction of Commitments pursuant to Section
2.10 or 2.11 on or prior to the eighteen (18) month anniversary of the Closing Date, Company shall also pay to Administrative Agent, for the account of the holders of the Loans then being prepaid or Lenders with Commitments being reduced, as the case may be, an amount equal to (i) in the case of Loan prepayments, (A) the aggregate principal amount of such Loans, times (B) the Applicable Premium Percentage for Loan prepayments determined as of such date of prepayment and (ii) in the case of Commitment reductions, (A) the aggregate principal amount of such reduction of Commitments, times (B) the Applicable Premium Percentage for Commitment reductions determined as of such date of reduction (in both instances (A) and (B), such amount being the "PREMIUM"). Any payment of the Premium shall be in addition to, and not in limitation of, any other amount payable hereunder or under any other Credit Document in connection with any prepayment of the Term Loans or reduction of the Commitments. Upon receipt thereof, Administrative Agent shall promptly distribute each Premium to each applicable Lender pursuant to Section 2.14(c).

     2.13. ALLOCATION OF CERTAIN PAYMENTS AND PROCEEDS. If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in
Section 6.5 of the Pledge and Security Agreement.

     2.14. GENERAL PROVISIONS REGARDING PAYMENTS.

          (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

          (b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments

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(and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share, giving effect to any adjustments in Pro Rata Shares on and after the Closing Date, of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of the Commitment fees payable hereunder.

          (f) Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) on or before the due date to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

          (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.

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

     2.15. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall after the occurrence and during the continuance of a Default or Event of Default, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.16. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

          (a) INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

          (b) ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become

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unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.16(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

          (c) COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company; or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms hereof.

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

          (d) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this Section 2.16 and under
Section 2.17 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; PROVIDED, HOWEVER, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.16 and under
Section 2.17.

     2.17. INCREASED COSTS; CAPITAL ADEQUACY.

          (a) COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any other Credit Document or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Lender shall provide reasonable notice to Company of such determination and Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to

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compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a), which statement shall be prima facie evidence absent manifest error.

          (b) CAPITAL ADEQUACY ADJUSTMENT. In the event that any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could reasonably have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.17(b), which statement shall be prima facie evidence absent manifest error.

     2.18. TAXES; WITHHOLDING, ETC.

          (a) PAYMENTS TO BE FREE AND CLEAR. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (b) WITHHOLDING OF TAXES. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case

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may be) on behalf of and in the name of Administrative Agent or such Lender;
(iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty
(30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement in respect of payments to such Lender.

          (c) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.18(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re

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Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.18(b)(iii) if such Lender shall have failed
(1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.18(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; PROVIDED, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.18(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.18(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.18(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

          (d) If any Tax is refunded to Administrative Agent, it will pay such refund to Company to the extent Administrative Agent determines in its sole discretion that such refund is attributable to any Tax paid by Company and to the extent Company has previously indemnified the Administrative Agent therefor pursuant to this Section 2.18, net of expenses and without interest except any interest (net of taxes) included in such refund. Company shall return such refund (together with any taxes, penalties or other charges) in the event any Agent or any Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 2.18 shall be construed to (i) entitle Company or any other Persons to (A) any information determined by any Agent or Lender, in each case, in its sole discretion, to be confidential or proprietary information of such Agent or Lender, (B) any tax or financial information of such Agent or Lender, or (C) inspect or review any books and records of any Agent or Lender, or (ii) interfere with the rights of any Agent or Lender to conduct its fiscal or tax affairs in such matter as it deems fit. A certificate as to the amount of such payment or liability delivered to Company by Administrative Agent on its own behalf or on behalf of any Lender or Agent shall be conclusive absent manifest error.

     2.19. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.16, 2.17 or 2.18, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts to (a) make, issue, fund or maintain its applicable Commitment or Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.16, 2.17 or 2.18 would be materially reduced and if, as determined by such Lender in its sole discretion, the making,

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issuing, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; PROVIDED, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.20. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Loan (in each case, a "DEFAULTED LOAN"), then (a) during any such period when such default is continuing with respect to such Defaulting Lender (the "DEFAULT PERIOD"), such Defaulting Lender shall not be deemed to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Loan Exposure of such Defaulting Lender were zero, and
(ii) any mandatory prepayment of the Loans shall be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b);
(c) such Defaulting Lender's Commitment and outstanding Loans shall be excluded for purposes of calculating the commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender's Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. Except as otherwise expressly provided in this Section 2.20, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.20. The rights and remedies against a Defaulting Lender under this Section 2.20 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.21. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.16, 2.17 or 2.18, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting

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Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; PROVIDED, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawing that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to
Section 2.18; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.16(c), 2.17 or 2.18; and
(3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's outstanding Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; PROVIDED, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

     3.1. CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

          (a) CREDIT DOCUMENTS AND RELATED AGREEMENTS. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender and each Related Agreement.

          (b) ORGANIZATIONAL DOCUMENTS; INCUMBENCY. Administrative Agent shall have received (i) sufficient copies of each Organizational Document and, to the extent applicable, certified as of a recent date by the appropriate governmental official or clerk; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without

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modification or amendment; (iv) a good standing certificate from the applicable
Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date (or such other date reasonably acceptable to Administrative Agent); and (v) such other related documents as Administrative Agent may reasonably request.

          (c) ORGANIZATIONAL AND CAPITAL STRUCTURE. The organizational structure and the capital structure of Holdings and its Subsidiaries shall be as set forth on SCHEDULE 4.2.

          (d) EXISTING INDEBTEDNESS. On the Closing Date, Holdings and its Subsidiaries shall have delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing any obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date.

          (e) BORROWING BASE CERTIFICATE; APPRAISALS. Company shall have delivered a Borrowing Base Certificate, dated as of August 31, 2000, demonstrating a Borrowing Base Amount as of such date of not less than $100,000,000 and otherwise in form and substance reasonably satisfactory to Agents.

          (f) PERSONAL PROPERTY COLLATERAL. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

               (i) evidence satisfactory to the Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper).

               (ii) A completed UCC Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions contemplated by the UCC Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions, or evidence of filing of such termination statements or documents, as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

               (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent), which may include a CCH opinion at the discretion of the Collateral Agent, with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party

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or any personal property Collateral is located) as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent.

               (g) FINANCIAL STATEMENTS; PROJECTIONS. Lenders shall have received from Holdings (i) the Historical Financial Statements and (ii) the Business Plan; and all of the foregoing financial statements and other information will not be inconsistent, in any material respect, with any information previously provided to Lenders.

               (h) EVIDENCE OF INSURANCE. Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to Section 5.5 (other than business interruption insurance as contemplated by Schedule 5.11) is in full force and effect and that Administrative Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

               (i) OPINIONS OF COUNSEL TO CREDIT PARTIES. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Hale and Dorr LLP, counsel for Credit Parties, in the form of EXHIBIT D-1, and (ii) Swidler Berlin Shereff Friedman, LLP, regulatory counsel for the Credit Parties, in the form of EXHIBIT D-2, each dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel (and such Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

               (j) OPINIONS OF COUNSEL TO SYNDICATION AGENT AND ADMINISTRATIVE AGENT. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent and Administrative Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

               (k) FEES. Company shall have paid to Syndication Agent, Administrative Agent and Documentation Agent, the fees payable on the Closing Date referred to in Section 2.8(d).

               (l) SOLVENCY CERTIFICATE. On the Closing Date, Syndication Agent and Administrative Agent shall have received a Solvency Certificate in form and substance satisfactory to Syndication Agent and Administrative Agent.

               (m) COMPLETION OF PROCEEDINGS. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

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               (n)  CLOSING DATE CERTIFICATE. Holdings and Company shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

               (o) MATERIAL CONTRACTS. Holdings and its Subsidiaries shall have delivered to Syndication Agent and Administrative Agent copies of all Material Contracts in effect on the Closing Date.

               (p) OTHER DOCUMENTS. Administrative Agent shall have received sufficient copies of the Hale Subordination Agreement originally executed and delivered by each applicable Credit Party for each Lender.

               Each Lender, by delivering its signature page to this Agreement on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Closing Date.

     3.2. CONDITIONS TO EACH CREDIT EXTENSION.

          (a) CONDITIONS PRECEDENT. The obligation of each Lender to make any Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

               (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

               (ii) Administrative Agent shall have received a fully executed and delivered Borrowing Base Certificate;

               (iii) in the case of the initial drawing, Administrative Agent shall have received a fully executed and delivered Compliance Certificate as of the most recently completed Fiscal Quarter;

               (iv) after making any Loans requested on such Credit Date, the Total Utilization of Commitments shall not exceed the Commitments then in effect;

               (v) after making the Loans requested on such Credit Date, the Total Utilization of Commitments shall not exceed the Borrowing Base Amount then in effect;

               (vi) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or the making of any Loan;

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               (vii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

               (viii) as of such Credit Date, each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired; and

               (ix) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

          (b) NOTICES. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation; PROVIDED each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood that Schedule 4.1 may be updated on each Credit Date):

     4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in SCHEDULE 4.1, (b) has all requisite power and authority to

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own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. SCHEDULE 4.2 correctly sets forth the ownership interest of Company as of the Closing Date.

     4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders or members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Administrative Agent.

     4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority (except Hawaii to the extent such lack of registration, consent, approval or notice does not constitute a Material Adverse Effect) except those which have been received or as otherwise set forth on SCHEDULE 4.5, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

     4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

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     4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements
were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

     4.8. PROJECTIONS. On and as of the Closing Date, the Business Plan of Holdings and its Subsidiaries delivered pursuant to Section 3.1(g) is based on good faith estimates and assumptions made by the management of Holdings; PROVIDED, the (i) Business Plan is not to be viewed as fact and (ii) actual results during the period or periods covered by the Business Plan may differ from such Business Plan and the differences may be material; PROVIDED FURTHER, as of the Closing Date, management of Holdings believed that the Business Plan was reasonable and attainable.

     4.9. NO MATERIAL ADVERSE CHANGE. Since July 1, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10. NO RESTRICTED JUNIOR PAYMENTS. Since July 1, 2000, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

     4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; PROVIDED, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

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     4.13. PROPERTIES.

          (a) TITLE. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), and (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in
Section 4.7 and in the most recent financial statements delivered pursuant to
Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          (b) REAL ESTATE. As of the Closing Date, SCHEDULE 4.13 contains a true, accurate and complete list of (i) all material Real Estate Assets, and
(ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each such Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 4.13, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.14. ENVIRONMENTAL MATTERS. To their knowledge, neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings' and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of Holdings, any of its Subsidiaries or, to any Credit Party's knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings' or any of its Subsidiaries' operations is done in violation of any Environmental Law concerning the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

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     4.15. NO DEFAULTS. Neither Holdings nor any of its Subsidiaries is in
default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.16. MATERIAL CONTRACTS. SCHEDULE 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

     4.17. GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.18. MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.19. EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

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     4.20. EMPLOYEE BENEFIT PLANS. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan where the failure to do so could reasonably be expected to have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates which would have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur which would have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

     4.21. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby except to the Agents and Lenders as contemplated herein.

     4.22. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.23. COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.24. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries in connection with or attached to any Credit Documents

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contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 5. AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Holdings will deliver to Administrative Agent and Lenders:

          (a) MONTHLY REPORTS. As soon as available, and in any event within forty-five (45) days after the end of each month ending after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income of Holdings and its Subsidiaries for such month, to the extent prepared on a monthly basis, all in reasonable detail;

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification;

          (c) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with

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respect such consolidated financial statements a report thereon of
PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

          (d) COMPLIANCE CERTIFICATE. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

          (e) BORROWING BASE CERTIFICATE. (i) Prior to each Credit Extension and (ii) commencing with the quarterly accounting period beginning October 1, 2000, as soon as available and in any event within forty-five (45) days after the end of each quarterly accounting period (ending on the last day of each calendar quarter), furnish to the Administrative Agent a Borrowing Base Certificate.

          (f) STATEMENTS OF RECONCILIATION AFTER CHANGE IN ACCOUNTING PRINCIPLES. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

          (g) PUBLIC FILINGS. Promptly upon their becoming available, to the extent not otherwise publicly available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports (but not including, unless requested by Administrative Agent, routine reports regularly filed with the FCC and state commissions with jurisdiction over telecommunications matters) and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or

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with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

          (h) NOTICE OF DEFAULT. Promptly upon any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (i) NOTICE OF LITIGATION. Promptly upon any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

          (j) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any material ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (k) FINANCIAL PLAN. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of

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each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (l) INSURANCE REPORT. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

          (m) NOTICE OF CHANGE IN BOARD OF DIRECTORS. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Holdings or Company;

          (n) NOTICE REGARDING MATERIAL CONTRACTS. Promptly, and in any event within ten (10) Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated prior to its scheduled term or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be;

          (o) ENVIRONMENTAL REPORTS AND AUDITS. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

          (p) REGULATORY NOTICES. Promptly upon receipt of notice of (i) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material Communications License held by Holdings, Company or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such material Communications License, or (ii) any refusal by the FCC or any PUC to renew or extend any such material Communications License, a certificate of an Authorized Officer specifying the nature of such event, the period of existence thereof, and what action Holdings, Company or its Subsidiaries, as the case may be, are taking and propose to take with respect thereto;

          (q) INFORMATION REGARDING COLLATERAL. The Company will furnish to the Collateral Agent prompt written notice of any change (A) in any Credit Party's corporate name, (B) in the location of any Credit Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it with a book value in excess of $250,000 is located (including the establishment of any such new office or facility), (C) in any Credit Party's identity or corporate structure or (D) in any Credit Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the

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Collateral Documents. The Company also agrees promptly to notify the Collateral
Agent if any material portion of the Collateral is damaged or destroyed.

          (r) ANNUAL COLLATERAL VERIFICATION. Upon reasonable request of the Administrative Agent (but, so long as no Event of Default has occurred and is continuing, not more than once during any twelve month period), the Company shall deliver to the Collateral Agent an Officer's Certificate (i) either confirming that there has been no change in such information since the date of the UCC Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes (ii) certifying such facts as Administrative Agent or its counsel may reasonably require for purposes of determining that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          (s) OTHER INFORMATION. Promptly upon their becoming available, (i) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (ii) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Syndication Agent, Administrative Agent or any Lender.

     5.2. EXISTENCE. Except as otherwise permitted under Section 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; PROVIDED, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's management shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof would not have a Material Adverse Effect.

     5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries).

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     5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and each Credit Party shall defend any Collateral against all Persons at any time claiming any interest therein.

     5.5. INSURANCE. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administrative Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear and (ii) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least thirty (30) days' prior written notice to Administrative Agent of any modification or cancellation of such policy.

     5.6. BOOKS AND RECORDS; INSPECTIONS; LENDERS MEETINGS. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the facilities of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and at reasonable intervals. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent. Without limiting any of the foregoing, each Credit Party will, and will cause each of its Subsidiaries to, permit Administrative Agent to, at least once in any Fiscal year and at any time

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following the occurrence and continuation of an Event of Default, audit, inspect and/or appraise the assets the subject of the calculation of the Borrowing Base Amount.

     5.7. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8. ENVIRONMENTAL.

          (a) ENVIRONMENTAL DISCLOSURE. Holdings will deliver to Administrative Agent and Lenders:

               (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

               (ii) promptly upon the Borrower having knowledge thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
(B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (3) Holdings or Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

               (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

               (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
(B)

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affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws; and

               (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

          (b) HAZARDOUS MATERIALS ACTIVITIES, ETC. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9. SUBSIDIARIES. In the event that, after the Closing Date, any Person becomes a Domestic Subsidiary of Holdings, Holdings shall promptly (i) deliver, or cause to be delivered to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing the Capital Stock of such Domestic Subsidiary, which shall be pledged pursuant to the Pledge and Security Agreement and deliver, or cause to be delivered, to Collateral Agent such other additional agreements or instruments, each in form and substance, as may be necessary or desirable to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and perfected First Priority security interest in all of the Capital Stock of such Domestic Subsidiary, (ii) cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(e), 3.1(f) and 3.1(i). With respect to each such Domestic Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person
(i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in SCHEDULE 4.1 with respect to all Subsidiaries of Holdings, and such written notice shall be deemed to supplement
SCHEDULE 4.1 for all purposes hereof.

     5.10. ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Lenders, then such Credit Party shall cause to be executed and delivered within 30 days thereof, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in SCHEDULE 5.11 with respect to each such Material Real Estate Asset that Administrative Agent shall reasonably request to create in favor

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of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Asset. In addition to the foregoing, Holdings and Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

     5.11. CERTAIN POST CLOSING OBLIGATIONS. Each Credit Party agrees to take such actions as are set forth in SCHEDULE 5.11.

     5.12. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors in accordance with the provisions hereof and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

SECTION 6. NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations, including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

          (b) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; PROVIDED,
(i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


          (c) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any such Subsidiary pursuant to such agreements, in connection with permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

          (d) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

          (e) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

          (f) Indebtedness described in SCHEDULE 6.1, but not any extensions, renewals or replacements of such Indebtedness;

          (g) Indebtedness with respect to Capital Leases and purchase money Indebtedness of Holdings and its Subsidiaries, in an aggregate amount outstanding not to exceed at any time [**]; PROVIDED, any such purchase money Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness and other assets financed by the same lender or lessor, and proceeds of the foregoing;

          (h) Indebtedness of Holdings and its Subsidiaries incurred for the purpose of leasing fiber (through indefeasible rights of use only) in an aggregate amount not to exceed at any time [**], with annual cash payments on a rolling twelve month basis not to exceed [**] during the term of this Agreement;

          (i) assumed Indebtedness resulting from any Permitted Acquisition not in excess of [**];

          (j) Indebtedness with respect to letters of credit in an aggregate amount not to exceed [**]; and

          (k) other unsecured Indebtedness of Holdings and its Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in an aggregate amount not to exceed at any time [**].

     6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other

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similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute (to the extent any Credit Party has knowledge thereof and is not diligently pursuing the release thereof), except:

          (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

          (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or
(ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, deposits made in the ordinary course of business with utility companies, and Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (e) Liens securing purchase money Indebtedness and Capital Leases permitted pursuant to Section 6.1(g); PROVIDED, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and other assets financed by the same lender or lessor, and proceeds of the foregoing;

          (f) Liens incurred in the ordinary course of business in connection with the purchase of goods subject to a purchase money security interest permitted pursuant to Section 6.1(g);

          (g) Liens incurred in connection with the leasing of dark fiber permitted pursuant to Section 6.1(h) only to the extent (i) Company has used its reasonable best efforts to enter into such leases on an unsecured basis and (ii) such Liens do not encumber any other property other than the dark fiber being leased;

          (h) Liens arising in connection with Indebtedness resulting from Permitted Acquisitions permitted pursuant to Section 6.1(i) securing Indebtedness not in excess of [**];

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          (i)  Liens constituting cash collateral provided by the Company
(provided such cash collateral shall not consist of monies funded hereunder) to secure its reimbursement obligations under letters of credit permitted pursuant to Section 6.1(j);

          (j) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (k) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

          (l) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (m) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (o) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (p) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

          (q)  Liens granted under the FEC Security Agreement;

          (r) Liens described in SCHEDULE 6.2 or on a title report delivered pursuant to item 1 on Schedule 5.11; and

          (s) Liens consisting of judgment or judicial attachment liens with respect to judgments that do not constitute an Event of Default.

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

     6.3. EQUITABLE LIEN; NO FURTHER NEGATIVE PLEDGES. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, and
(b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.4. RESTRICTED PAYMENTS; RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. (a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (i) Holdings may declare or pay non-Cash dividends to the holders of its preferred stock securities at a rate not to exceed 7.5% per annum; (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (y) in an aggregate amount not to exceed [**] in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses and (z) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose; and (iii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Restricted Junior Payments may be made in an aggregate amount not to exceed [**] in any Fiscal Year, to repurchase, redeem or otherwise retire (y) the common stock of Holdings as may be required under any stock purchase agreements existing as of the Closing Date or (z) any options, warrants or any employee or incentive stock option plan as may be required by the terms thereof.

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (b) Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

     6.5. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (a)  Cash Equivalents;

          (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in wholly-owned Subsidiaries of Holdings or the Company;

          (c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

          (d)  intercompany loans to the extent permitted under Section 6.1(b);

          (e)  Consolidated Capital Expenditures permitted by Section 6.6(g);

          (f) Investments made in connection with any Permitted Acquisition permitted pursuant to section 6.7(b);

          (g) loans and advances (to the extent included in Investments) to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed [**] in the aggregate outstanding at any time;

          (h)  Investments described in SCHEDULE 6.5;

          (i)  deposits permitted under Section 6.1(d);

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (j)  Investments in the form of Hedge Agreements; and

          (k) other Investments in an aggregate amount not to exceed at any time [**].

     6.6. FINANCIAL COVENANTS.

          (a) MINIMUM REVENUES. Holdings shall not permit Revenues as of the last day of any Fiscal Quarter commencing September 30, 2000, to be less than the correlative amount indicated as set forth on SCHEDULE 6.6(a) for such Fiscal Quarter.

          (b) MINIMUM ACCESS LINES. As of the last day of each Fiscal Quarter commencing September 30, 2000, Company and its Subsidiaries shall not permit the number of Access Lines to be less than the correlative amount indicated as set forth on SCHEDULE 6.6(b) for such Fiscal Quarter.

          (c) CONSOLIDATED EBITDA. Holdings shall not permit Consolidated EBITDA as of the last day of any Fiscal Quarter commencing September 30, 2000, to be less than the correlative amount indicated as set forth on SCHEDULE 6.6(c) for such Fiscal Quarter.

          (d) CONSOLIDATED TOTAL DEBT TO TOTAL CAPITALIZATION. Holdings shall not permit the ratio of Consolidated Total Debt to Total Capitalization at any time to exceed [**].

          (e) CONSOLIDATED TOTAL DEBT TO CONSOLIDATED GROSS PP&E. Holdings shall not permit the ratio of Consolidated Total Debt to Consolidated Gross PP&E at any time to exceed [**].

          (f) MAXIMUM DAYS SALES OUTSTANDING. Holdings shall not permit the Maximum Days Sales Outstanding as of the last day of any Fiscal Quarter commencing September 30, 2000, to be greater than the correlative amount indicated as set forth on SCHEDULE 6.6(f) for such Fiscal Quarter;

          (g) MAXIMUM CUMULATIVE CONSOLIDATED CAPITAL EXPENDITURES. Holdings shall not and shall not permit its Subsidiaries to make or incur Cumulative Consolidated Capital Expenditures, as of any Fiscal Quarter indicated on
SCHEDULE 6.6(g), in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth on SCHEDULE 6.6(g) opposite such Fiscal Quarter.

     6.7. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials

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and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          (a) any Subsidiary of Company may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; PROVIDED, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

          (b)  Permitted Acquisitions;

          (c) sales or other dispositions of assets which do not constitute Asset Sales;

          (d) licenses to or from other Persons of Intellectual Property by Holdings or any Subsidiary;

          (e)  Investments made in accordance with Section 6.5; and

          (f)  Subject to the requirements of Section 2.11(a), Asset Sales.

     SECTION 6.8. DISPOSAL OF SUBSIDIARY INTERESTS. (i) Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries made in compliance with the provisions of Section 6.7 or as contemplated by the Credit Documents, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law. Notwithstanding anything contained in the preceding sentence, Holdings or the Company shall, in its sole discretion, have the authority to wind down the Australian Subsidiary.

          (ii) No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) create or permit to exist a Foreign Subsidiary of such Credit Party or applicable Subsidiary, as the case may, except for the Australian Subsidiary or (b) conduct any material business (other than such business as conducted as of the Closing Date) or locate material amounts of assets or lease or purchase material amounts of property in the State of Hawaii. Holdings shall not create or acquire any directly-owned Subsidiary other than the Company.

     6.9. SALES AND LEASE-BACKS. Except as set forth on SCHEDULE 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to

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sell or to transfer to any other Person (other than Company or any of its
Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

     6.10. SALE OR DISCOUNT OF RECEIVABLES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (it being understood that the restrictions contained in this Section 6.10 shall not apply to any write-off in the ordinary course of business consistent with prior practice).

     6.11. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; PROVIDED, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary or between any of the Guarantor Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries;
(c) compensation arrangements entered into in the ordinary course for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; and(d) transactions described in SCHEDULE 6.11.

     6.12. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses including, without limitation, telecommunications, data communications, Internet access, Internet portal, information portal, web hosting, application hosting, and communication equipment collocation businesses; PROVIDED that, in any event, all such operations and activities shall be consistent in all material respects with the Business Plan and Company and its Subsidiaries shall not incorporate, acquire or organize any Subsidiaries after the Closing Date without the prior written consent of the Agents, and (b) such other lines of business as may be consented to by Requisite Lenders. Holdings will not engage in any business activities or own any assets or properties other than the capital stock of its Subsidiaries and otherwise as incident to its existence as a holding company.

     6.13. AMENDMENTS OR WAIVERS WITH RESPECT TO RELATED AGREEMENTS. No Credit Party will agree to any material amendment to, or waive any of its material rights under, any Related Agreement after the Effective Date to the extent materially disadvantageous to any Credit Party or Lenders.

     6.14. DISPOSITION OF LICENSES, ETC. From and after the Closing Date, Holdings and its Subsidiaries shall not sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any Governmental Authorization or any other licenses, permits or approvals, the assignments, transfer or

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disposal of which could reasonably be expected to result in a Material Adverse
Effect, without the prior written consent of the Requisite Lenders.

     6.15. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

SECTION 7. GUARANTY

     7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

     7.2. CONTRIBUTION BY GUARANTORS. Each Guarantor desires to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; PROVIDED, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing
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Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to their Fair Share of the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Obligations then owed to Beneficiaries as aforesaid.

     7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

          (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant

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to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

          (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or

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unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury;
and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and
(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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     7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the
Guaranteed Obligations shall have been indefeasibly paid in full and all Commitments shall have terminated, each Guarantor hereby postpones and agrees not to enforce any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

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     7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any
Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

     7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced with respect to the Company or any Guarantor.

          (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

     8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

          (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

          (b) DEFAULT IN OTHER AGREEMENTS. (i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $[**] or more or beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the

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individual or aggregate principal amounts referred to in clause (i) above or (2)
any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

          (c) BREACH OF CERTAIN COVENANTS. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section
5.2 or Section 6; or

          (d) BREACH OF REPRESENTATIONS, ETC. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

          (e) OTHER DEFAULTS UNDER CREDIT DOCUMENTS. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

          (f) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

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  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

          (h) JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $[**] (to the extent not adequately covered by insurance) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i) DISSOLUTION. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

          (j) EMPLOYEE BENEFIT PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $[**] during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $[**]; or

          (k)  CHANGE OF CONTROL. A Change of Control shall occur;

          (l) GUARANTIES, COLLATERAL DOCUMENTS AND OTHER CREDIT DOCUMENTS. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent

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shall not have or shall cease to have a valid and perfected Lien in any
Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

          (m) any of the following events shall occur and the occurrence thereof, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) any filing with, license, permit, certification or franchise granted by, or authorization or other consent or approval of, the FCC, any PUC or any other Governmental Authority (collectively, "REGULATORY AUTHORIZATIONS") (x) shall not be made or obtained, as the case may be, as and when required to permit (A) the continuing conduct by Company and its Subsidiaries of their respective businesses and operations in substantially the manner then being conducted and (B) the performance by each Credit Party of its obligations under the Credit Documents or (y) shall be cancelled, terminated, rescinded, revoked, suspended, materially impaired or otherwise finally denied renewal, or shall cease to be in full force and effect, or (ii) any proceeding shall have been instituted by or shall have been commenced before any court, the FCC, any PUC or any other Governmental Authority that could reasonably be expected to result in (x) cancellation, termination, rescission, revocation, suspension, material impairment or denial of renewal of any Regulatory Authorization or (y) a modification of any Regulatory Authorization in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof, or
(iii) any material Interconnection Agreement shall be terminated and not renewed or replaced or shall be suspended or otherwise materially impaired, or shall be renegotiated and renewed or replaced on terms that materially and adversely affect the economic or commercial value or usefulness thereof, whether by action of the parties thereto or by action of or under, modification to, or rescinding of the Communications Act or any other applicable laws or regulations, in whole or in part;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; and (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

     9.1. APPOINTMENT OF AGENTS. Each of GSCP and Fleet Securities is hereby appointed Joint Lead Arranger hereunder. GSCP is hereby appointed as Book Runner and Syndication Agent hereunder. Each Lender hereby authorizes Joint Lead Arranger and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. Fleet is hereby appointed

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Administrative Agent (for purposes of this Section 9, the terms "Administrative
Agent" and "Agent" shall also include Fleet in its capacity as Collateral Agent pursuant to the Collateral Documents) hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. DLJ is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of GSCP, in its capacity as Book Runner and Syndication Agent and DLJ, in its capacity as Documentation Agent, shall terminate.

     9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

     9.3. GENERAL IMMUNITY.

          (a) NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any

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liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

          (b) EXCULPATORY PROVISIONS. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

     9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent in its individual capacity, shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent in its individual capacity, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings or any of its Affiliates for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any
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of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; PROVIDED, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; PROVIDED, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and PROVIDED FURTHER, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

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     9.8. COLLATERAL DOCUMENTS AND GUARANTY.

          (a) AGENT UNDER COLLATERAL DOCUMENTS AND GUARANTIES. Each Lender hereby authorizes Collateral Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Lenders and all other Secured Parties with respect to the Collateral and the Collateral Documents and to enter into the Collateral Documents. Each Lender hereby authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty. Subject to Section 10.5, without further written consent or authorization from Lenders, each of Administrative Agent and Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or with respect to the release of which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to the release of which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

          (b) RIGHT TO REALIZE ON COLLATERAL AND ENFORCE GUARANTY. Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent on behalf of Lenders, in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 10. MISCELLANEOUS

     10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or any Agent, shall be sent to such Person's address as set forth on APPENDIX B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on APPENDIX B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED, no notice to any Agent shall be effective until received by such Agent.

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     10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of each Joint Lead Arranger and the Syndication Agent associated with the syndication of the credit facilities hereunder and the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for any Credit Party (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's and each Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and the other Credit Documents; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3. INDEMNITY. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel, in consultation with the Credit Party), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; PROVIDED, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall

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contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

     10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5. AMENDMENTS AND WAIVERS.

          (a) REQUISITE LENDERS' CONSENT. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

          (b) AFFECTED LENDERS' CONSENT. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               (i)  extend the scheduled final maturity of any Loan or Note;

               (ii) waive, reduce or postpone any scheduled repayment (but not prepayment) or the Commitment Termination Date;

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               (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to
Section 2.7) or any fee payable hereunder;

               (iv) extend the time for payment of any such interest or fees;

               (v)  reduce the principal amount of any Loan;

               (vi) amend, modify, terminate or waive any provision of this
Section 10.5(b) or Section 10.5(c) or Section 10.6(a);

               (vii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; PROVIDED, with the consent of Requisite Lenders (except that such consent shall not be required in the case of Indebtedness incurred or commitments made under Section 2.1(a) of this Agreement), additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

               (viii) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

               (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

          (c) OTHER CONSENTS. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; PROVIDED, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender; or

               (ii) amend, modify, terminate or waive any provision of Section 9 or Section 10 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

          (d) EXECUTION OF AMENDMENTS, ETC. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in

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accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) GENERALLY. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

          (b) REGISTER. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (c) RIGHT TO ASSIGN. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (PROVIDED, HOWEVER, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

               (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Loans or Commitments to any such Person, consented to by each of Company and Administrative Agent (such consent (x) not to be unreasonably withheld or delayed or, (y) in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); PROVIDED, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender) with respect to the assignment of the Commitments and Loans; PROVIDED FURTHER that after giving effect to such assignment, the assigning Lender shall have Commitments and Loans aggregating at least $2,000,000 (unless such assigning Lender is assigning all of its Commitments and Loans), in each case unless otherwise agreed to the Company and the Administrative Agent.

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          (d)  MECHANICS. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $750 in the case of assignments pursuant to Section 10.6(c)(i) or made by or to GSCP, and $3,500 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.18(c).

          (e) NOTICE OF ASSIGNMENT. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

          (f) REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

          (g)  EFFECT OF ASSIGNMENT. Subject to the terms and conditions of this
Section 10.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; PROVIDED, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as

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practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

          (h) PARTICIPATIONS. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.16(c), 2.17 or 2.18, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.15, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender."

          (i) CERTAIN OTHER ASSIGNMENTS. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to any Federal Reserve Bank and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; PROVIDED, (x) no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (y) in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder and (z) any transfer of the rights and obligations of a "Lender" hereunder to any Person upon the foreclosure of any pledge or security interest referred to in this clause (i) may only be made pursuant to the provisions of Sections 10.6(c) through (e) governing assignments of interests in the Loans.

     10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A              93

     10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.16(c), 2.17, 2.18, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.15 and 9.6 shall survive the payment of the Loans and the termination hereof.

     10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11. SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12. ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto, the schedules hereto and the other agreements, documents and instruments delivered in connection herewith) and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A              94

     10.13. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.15. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.16. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A              95

FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.18. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained in connection with any Credit Document in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided such Affiliates, counterparties, potential assignees, transferees or participants and advisors are advised of and agree to be bound by the provisions of this Section 10.18) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; PROVIDED, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, further that in no event shall any Lender be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries.

     10.19. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A              96
at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

     10.20. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A              97

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               NETWORK PLUS, INC.

                               By: /s/ James J. Crowley
                                   ---------------------------------
                                   Name:  James J. Crowley
                                   Title: EVP/COO

                               NETWORK PLUS CORP.

                               By: /s/ James J. Crowley
                                   ---------------------------------
                                   Name:  James J. Crowley
                                   Title: EVP/COO

                               GOLDMAN SACHS CREDIT PARTNERS L.P.,
                               as Joint Lead Arranger, Book Runner, Syndication Agent and a Lender

                               By: /s/ Bruce H. Mendelsohn
                                   ---------------------------------
                                   Authorized Signatory

                               FLEET NATIONAL BANK,
                               as Administrative Agent, Collateral Agent and a Lender

                               By: /s/ Kay H. Campbell
                                   ---------------------------------
                                   Name:  Kay H. Campbell
                                   Title: Vice President

                               DLJ BRIDGE FINANCE, INC.,
                               as Documentation Agent

                               By: /s/ Eugene F. Martin
                                   ---------------------------------
                                   Name:  Eugene F. Martin
                                   Title: Senior Vice President

                               NETPLUS FUNDING, INC.
                               as a Lender

                               By: /s/ Eugene F. Martin
                                   ---------------------------------
                                   Name:  Eugene F. Martin
                                   Title: Senior Vice President

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A              98

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT

                                   COMMITMENTS

====================================================================================================
                  LENDER                                COMMITMENT                    PRO RATA SHARE
----------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                    $75,000,000.00                     33 1/3%
----------------------------------------------------------------------------------------------------
Fleet National Bank                                   $75,000,000.00                     33 1/3%
----------------------------------------------------------------------------------------------------
Netplus Funding, Inc.                                 $75,000,000.00                     33 1/3%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                  TOTAL                              $225,000,000.00                      100%
====================================================================================================

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A          APPENDIX A

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

NETWORK PLUS CORP.

         41 Pacella Park Drive
         Randolph, Massachusetts 02368
         Attention: Robert Cobuzzi, Chief Financial Officer and
                    James Crowley, Chief Operating Officer
         Telecopier: 781-473-3972

NETWORK PLUS, INC.

         41 Pacella Park Drive
         Randolph, Massachusetts 02368
         Attention: Robert Cobuzzi, Chief Financial Officer and
                    James Crowley, Chief Operating Officer
         Telecopier: 781-473-3972

in each case, with a copy to:
         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts 02109
         Attention: Mitchel Appelbaum, Esq.
         Telecopier: 617-526-5000

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arranger, Syndication Agent and a Lender

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: Bruce H. Mendelsohn
         Telecopier: (212) 902-3757

with a copy to:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: John Makrinos
         Telecopier: (212) 357-4597

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A          APPENDIX B

FLEET NATIONAL BANK
as Administrative Agent and a Lender


Administrative Agent's Principal Office:

         Fleet National Bank
         100 Federal Street
         Boston, MA 02110
         Attention: Kay H. Campbell
         Telecopier: 617-434-3401


DLJ BRIDGE FINANCE, INC.
as Documentation Agent and a Lender


         DLJ Bridge Finance, Inc.
         277 Park Avenue
         New York, NY 10172
         Attention: Gene Martin
         Telecopier: 212-892-7542

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A          APPENDIX B

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                 SCHEDULE 6.6(a)

============================================================================
            FISCAL QUARTER                       MINIMUM REVENUES
----------------------------------------------------------------------------
          September 30, 2000                           $[**]
----------------------------------------------------------------------------
          December 31, 2000                            $[**]
----------------------------------------------------------------------------
            March 31, 2001                             $[**]
----------------------------------------------------------------------------
            June 30, 2001                              $[**]
----------------------------------------------------------------------------
          September 30, 2001                           $[**]
----------------------------------------------------------------------------
          December 31, 2001                            $[**]
----------------------------------------------------------------------------
            March 31, 2002                             $[**]
----------------------------------------------------------------------------
            June 30, 2002                              $[**]
============================================================================

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A        Schedule 6.6(a)

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                 SCHEDULE 6.6(b)

============================================================================
            FISCAL QUARTER                     MINIMUM ACCESS LINES
----------------------------------------------------------------------------
          September 30, 2000                           [**]
----------------------------------------------------------------------------
          December 31, 2000                            [**]
----------------------------------------------------------------------------
            March 31, 2001                             [**]
----------------------------------------------------------------------------
            June 30, 2001                              [**]
----------------------------------------------------------------------------
          September 30, 2001                           [**]
----------------------------------------------------------------------------
          December 31, 2001                            [**]
----------------------------------------------------------------------------
            March 31, 2002                             [**]
----------------------------------------------------------------------------
            June 30, 2002                              [**]
============================================================================

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A        Schedule 6.6(b)

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                 SCHEDULE 6.6(c)

==========================================================================
            FISCAL QUARTER                      CONSOLIDATED EBITDA
--------------------------------------------------------------------------
          September 30, 2000                          $([**])
--------------------------------------------------------------------------
          December 31, 2000                           $([**])
--------------------------------------------------------------------------
            March 31, 2001                            $([**])
--------------------------------------------------------------------------
            June 30, 2001                             $([**])
--------------------------------------------------------------------------
          September 30, 2001                          $ [**]
--------------------------------------------------------------------------
          December 31, 2001                           $ [**]
--------------------------------------------------------------------------
            March 31, 2002                            $ [**]
--------------------------------------------------------------------------
            June 30, 2002                             $ [**]
==========================================================================

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A        Schedule 6.6(c)

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                 SCHEDULE 6.6(f)

======================================================================
            FISCAL QUARTER                         MAXIMUM DAYS
                                                 SALES OUTSTANDING
----------------------------------------------------------------------
          September 30, 2000                           [**]
----------------------------------------------------------------------
          December 31, 2000                            [**]
----------------------------------------------------------------------
            March 31, 2001                             [**]
----------------------------------------------------------------------
            June 30, 2001                              [**]
----------------------------------------------------------------------
          September 30, 2001                           [**]
----------------------------------------------------------------------
          December 31, 2001                            [**]
----------------------------------------------------------------------
            March 31, 2002                             [**]
----------------------------------------------------------------------
            June 30, 2002                              [**]
======================================================================

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A        Schedule 6.6(f)

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                 SCHEDULE 6.6(g)

===============================================================================
            FISCAL QUARTER                  MAXIMUM CUMULATIVE CONSOLIDATED
                                                   CAPITAL EXPENDITURES
-------------------------------------------------------------------------------
          September 30, 2000                              $[**]
-------------------------------------------------------------------------------
          December 31, 2000                               $[**]
-------------------------------------------------------------------------------
            March 31, 2001                                $[**]
-------------------------------------------------------------------------------
            June 30, 2001                                 $[**]
-------------------------------------------------------------------------------
          September 30, 2001                              $[**]
-------------------------------------------------------------------------------
          December 31, 2001                               $[**]
-------------------------------------------------------------------------------
            March 31, 2002                                $[**]
-------------------------------------------------------------------------------
            June 30, 2002                                 $[**]
===============================================================================

CREDIT AND GUARANTY AGREEMENT
419908-New York Server 7A        Schedule 6.6(g)